Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation and Concentra Group Holdings Parent, Inc. Announce Pricing of Offering of $650 Million of 6.875% Senior Notes due 2032 by Concentra Escrow Issuer Corporation

MECHANICSBURG, PA – June 26, 2024 – Select Medical Holdings Corporation (“Select”) (NYSE: SEM) and Concentra Group Holdings Parent, Inc. (“Concentra”), today announced that Concentra Escrow Issuer Corporation (“Issuer”), a wholly-owned subsidiary of Concentra Health Services, Inc. (“CHSI”), has priced its offering of $650 million aggregate principal amount of 6.875% senior notes due 2032. The notes are being offered in connection with Select’s previously announced plan to pursue a separation of Concentra, its wholly-owned occupational health services business (the “Separation”). As a step in the process of effectuating the Separation and subject to satisfaction of certain conditions, including securing additional required financing, the Issuer will merge with and into CHSI, with CHSI continuing as the surviving entity (the “Merger”), and CHSI will assume all of the Issuer’s obligations under the notes and the related indenture. Upon consummation of the Merger, the notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Concentra and certain of Concentra’s subsidiaries that will also guarantee CHSI’s proposed new senior secured credit facilities.

The closing of this offering is not conditioned on the consummation of the Merger. The gross proceeds of the offering will be held in escrow pending the consummation of the Merger, which is currently expected to occur in the third quarter of 2024, although there can be no assurance that such consummation will not be delayed or that it will occur at all. If the Merger is not consummated on or prior to September 30, 2024, then the notes will be subject to a special mandatory redemption at a price of 100% of the initial issue price of the notes, plus accrued and unpaid interest.

Concentra intends to use $50 million of the net proceeds from the offering for general corporate purposes and to pay the remainder, together with the borrowings under its proposed new senior secured credit facility, to Select Medical Corporation as a dividend.

The notes and related guarantees are being offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to persons other than “U.S. persons” outside the United States in compliance with Regulation S under the Securities Act. The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements

This notice does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes, in any jurisdiction in which such offer or solicitation would be unlawful. Any offer of the notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Select’s or Concentra’s plans, goals, intentions, strategies, financial outlook, Select’s or Concentra’s expectations regarding the Merger or the Separation, the aggregate principal amount of the notes to be sold or the intended use of proceeds from the offering of the notes, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Select’s and Concentra’s control. Forward-looking statements are not guarantees of future performance and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in Select’s filings with the U.S. Securities and Exchange Commission, including Select’s most recent annual report on Form 10-K, most recent quarterly report on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. Neither Select nor Concentra undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel T. Veit

717-972-1100

ir@selectmedicalcorp.com

SOURCE: Select Medical Holdings Corporation